certification

Andrew B. Rogers, Principal Executive Officer/President, and Kevin Wolf, Principal Financial Officer/Treasurer of the Alternative Strategies Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Alternative Strategies Fund	Alternative Strategies Fund

/s/Andrew Rogers	/s/ Kevin Wolf
Andrew B. Rogers	Kevin Wolf
Date: 3/7/16	Date: 3/7/16

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Ladenburg Thalmann Alternative Strategies Fund and will be retained by the Ladenburg Thalmann Alternative Strategies Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.